                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            CAPITAL ONE FUNDING, LLC

         This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of CAPITAL ONE FUNDING, LLC (the "Company"), is entered into by CAPITAL ONE BANK, as the sole equity member (the "Member"), and Evelyn Echevarria, as Independent Director of the Company. Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

         The Member, by execution of a Limited Liability Company Agreement dated as of November 30, 2001, formed the Company as a limited liability company pursuant to and in accordance with the Virginia Limited Liability Company Act, as amended from time to time (the "Act"), and the Limited Liability Company Agreement. The Member and Evelyn Echevarria agree to amend and restate the Limited Liability Company Agreement as set forth herein:

Section 1.        Name.
                  ----

         The name of the limited liability company formed hereby is Capital One Funding, LLC.

Section 2.        Principal Business Office.
                  -------------------------

         The principal business office of the Company shall be located at 140 East Shore Drive, Room 1048, Glen Allen, Virginia 23059, or such other location as may hereafter be determined by the Board of Directors.

Section 3.        Registered Office.
                  -----------------

         The address of the initial registered office of the Company in the Commonwealth of Virginia is c/o Beverly L. Crump, Esq., 11 South 12th Street, Richmond, Virginia 23219.


Section 4.        Registered Agent.
                  ----------------

         The name and address of the initial registered agent of the Company for service of process on the Company in the Commonwealth of Virginia is Beverly L. Crump, Esq., who is a resident of the Commonwealth of Virginia and a member of the Virginia State Bar and whose business office is identical with the Company's initial registered office.

Section 5.        Members.
                  -------

                  (a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

                  (b) Subject to Section 9(j), the Member may act by written
                                 ------------
consent.

                  (c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the
                                        ------------------
resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), each person acting as an Independent
                    ------------------
Director pursuant to Section 10 shall, without any action of any Person and
                     ----------
simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as a Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, a Special Member
                                 ----------
shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to
Section 13.1-1038.1 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Director pursuant to Section 10 shall execute a counterpart of this Agreement.
                     ----------
Prior to its admission to the Company as a Special Member, each person acting as an Independent Director pursuant to Section 10 shall not be a member of the
                                    ----------
Company.

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Section 6.        Certificates.
                  ------------

         M. Leah Hudson, organizer, executed, delivered and filed the Articles of Organization of the Company with the Clerk of the SCC on November 13, 2001. Upon the filing of the Articles of Organization with the Clerk of the SCC, her powers to form the Company or file documents on its behalf ceased. An Officer shall execute, deliver and file any other articles or certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction other than the Commonwealth of Virginia in which the Company may wish to conduct business.

         The existence of the Company as a separate legal entity shall continue until cancellation of the Articles of Organization as provided in the Act.

Section 7.        Purposes.
                  --------

         The purpose to be conducted or promoted by the Company is to engage in the following activities:

                  (a)

                           (i) to execute and deliver and to perform its obligations under a Receivables Purchase Agreement with Capital One Bank, a Virginia banking corporation (together with any successor in interest by merger or otherwise, the "Bank") (the Receivables
                                                    ----
                                    Purchase Agreement as from time to time
                                    amended, supplemented or otherwise modified,
                                    the "Purchase Agreement"), to purchase or
                                         ------------------
                                    otherwise acquire credit card receivables
                                    and related assets from the Bank (the
                                    "Purchased Assets"), to execute and deliver
                                     ----------------
                                    and to perform its obligations under, any amendments and or supplements, including any supplemental conveyances relating to the Purchase Agreement, and to engage in any activities necessary, appropriate or convenient in connection with the rights and obligations of the Company under the Purchase Agreement and in connection with the acquisition of the Purchased Assets from the Bank and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Purchase Agreement or the acquisition of assets from the Bank;

                           (ii) to purchase, acquire, own, hold, sell, dispose of, endorse, transfer, assign, pledge and finance the Purchased Assets including, without limitation, to grant a security interest in the Purchased Assets;

                           (iii) to engage in any activities necessary to hold, receive, exchange, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownership or possession with respect to, all of the Company's property, including without limitation, the Purchased Assets and any property or interest which may be acquired by the Company as a result of any distribution in respect of the Purchased Assets and any property received by the Company as a contribution from the Member;

                           (iv) to execute, deliver, incur debt and other obligations and perform its obligations under a Revolving Credit Agreement to be entered into by and between the Bank and the Company (as such may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), to execute
                                                  ----------------
                                    and deliver, and to perform its obligations
                                    under, any amendments or supplements
                                    relating to the Credit Agreement, and to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Credit Agreement;

                           (v) to be substituted for the Bank as Seller and to become a Seller and assume all of the rights and obligations of a Seller under the terms of an Amended and Restated Pooling and Servicing Agreement by and among the Company, as Transferor, the Bank, as Servicer, and The Bank of New York, as trustee (the "Trustee") with respect to
                                                  -------
                                    Capital One Master Trust (the "Trust") (as
                                                                   -----
                                    such may be amended, supplemented or
                                    otherwise modified from time to time, the
                                    "Pooling and Servicing Agreement") and under
                                     -------------------------------
                                    the terms of each Series Supplement thereto and to assume all of the rights and obligations of the Seller under and with respect to other documents and agreements previously entered into by the Bank or its predecessor, as Seller, related to the Trust and Trust Obligations issued by the Trust;

                           (vi) to be substituted for the Bank as Transferor and to assume all of the rights and obligations of the Transferor under existing Transfer and Administration Agreements each by and between the Bank as Transferor and Administrator and a separate Delaware business trust (each such agreement as it may be amended, supplemented or
                                    otherwise modified from time to time, a
                                    "Transfer Agreement");
                                     ------------------

                           (vii) to be substituted for the Bank as Owner and to assume all of the rights and obligations of the Owner under existing Trust Agreements each of which relates to a separate Delaware business trust and each of which is by and between the Bank as Transferor and Bankers Trust (Delaware) as owner trustee (each such agreement as it may be amended, supplemented or otherwise modified from time to time, a "Trust Agreement");
                                     ---------------

                           (viii) to execute and deliver, and to perform its obligations under the Pooling and Servicing Agreement, to sell or otherwise transfer all or any of the Purchased Assets to the Trustee in connection therewith, to execute Trust Obligations issued under the Pooling and Servicing Agreement and any Series Supplements, to execute and deliver, and to perform its obligations under, any amendments, supplements or assignments, reassignments or reconveyances of receivables and related assets related to the Pooling and Servicing Agreement, to provide for the issuance of additional Series Supplement and other documents related to the issuance of Trust Obligations and to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Pooling and Servicing Agreement and the Series Supplements thereto;

                           (ix) to execute and deliver, and to perform its obligations under each document or agreement to which it becomes a party by substitution for the Bank as Transferor or as Owner and to execute and deliver, and to perform its obligations under any amendments or supplements related to the Transfer Agreements and Trust Agreements, and to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection, relating to or contemplated by the Transfer Agreements and the Trust Agreements;

                           (x) to acquire, hold, enjoy, transfer and grant rights in all of the rights and privileges of any certificate, interest or other indicia of beneficial ownership issued by the Trust or any similar trust to the Company pursuant to any trust agreement, purchase agreement, pooling and servicing agreement, transfer and servicing agreement, transfer and administration agreement, indenture or other document;

                           (xi) to engage in any activities necessary, appropriate or convenient, and to authorize, execute and deliver any other agreement, notice or document, in connection with or relating to the activities described above, including the filing of any notices, applications, financing statements, continuation statements, amendments to financing statements, and other documents necessary, advisable or convenient to comply with any applicable laws, statutes, rules and regulation;

                           (xii) to acquire, own, hold, sell, transfer, service, convey, safekeep, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately issued securities and whether with unrelated third parties or with affiliated entities;

                           (xiii) to own equity interests in other limited liability companies or partnerships whose purposes are restricted to those set forth in clauses (i) through (xii) above; and

                           (xiv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the Commonwealth of Virginia that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes (including the entering into of interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements).

                  (b) The Company, or any Director or Officer on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Director, Officer or other Person notwithstanding any other provisions of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Director or Officer to enter into other agreements on behalf of the Company.

Section 8.        Powers.
                  ------

         Subject to Section 9(j), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7, and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.        Management.
                  ----------

                  (a) Board of Directors. Subject to Section 9(j), the business
                                                     ------------
and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 10, the
                                                              ----------
Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section
                                                                      -------
10. The initial number of Directors shall be three, one of whom shall be an
--
Independent Director pursuant to Section 10. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule D hereto.

                  (b) Powers. Subject to Section 9(j), the Board of Directors
                      ------             -----------
shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7, the Board of Directors has
                                           ---------
the authority to bind the Company.

                  (c) Meetings of the Board of Directors. The Board of Directors
                      ----------------------------------
of the Company may hold meetings, both regular and special, within or outside the Commonwealth of Virginia. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

                  (d) Quorum; Acts of the Board. At all meetings of the Board, a
                      -------------------------
majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

                  (e) Electronic Communications. Members of the Board, or any
                      -------------------------
committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

                  (f)      Committees of Directors.
                           -----------------------

                           (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                           (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                           (iii) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

                  (g) Compensation of Directors; Expenses. The Board shall ----------------------------------- have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  (h) Removal of Directors. Unless otherwise restricted by law,
                      --------------------
any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and subject to Section 10, any
                                                            ----------
vacancy caused by any such removal or expulsion may be filled by action of the Member.

                  (i) Directors as Agents. To the extent of their powers set
                      -------------------
forth in this Agreement and subject to Section 9(j), the Directors are agents of
                                       ------------
the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

                  (j)      Limitations on the Company's Activities.
                           ---------------------------------------

                           (i)      This Section 9(j) is being adopted in order
                                         ------------
                                    to comply with certain provisions required in order to qualify the Company as a "special purpose" entity.

                           (ii) The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of
                                    "Independent Director" or Sections 5(c), 7,
                                     --------------------     ------------   -
                                    8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 29
                                    -  -  --  --  --  --  --  --  --  --  --  --
                                    or 31 or Schedule A of this Agreement,
                                       --    ----------
                                    without the unanimous consent of the Board
                                    (including each Independent Director).
                                    Subject to this Section 9(j), the Member
                                                    ------------
                                    reserves the right to amend, alter, change
                                    or repeal any provisions contained in this
                                    Agreement in accordance with Section 31.
                                                                 ----------
                           (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous consent of the Member and all members of the Board (including each Independent Director), to take any Material Action, provided, however, that the Board
                                            -----------------
                                    may not vote on, or authorize the taking of, any Material Action unless there is at least one Independent Director then serving in such capacity.

                           (iv) The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided,
                                                                   --------
                                    however, that the Company shall not be
                                    -------
                                    required to preserve any such right or
                                    franchise if: (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency Condition is satisfied. The Board also shall cause the Company to:

                                    (A)     maintain its own separate office,
                                            books and records and bank accounts;

                                    (B)     at all times hold itself out to the
                                            public and all other Persons as a
                                            legal entity separate from the
                                            Member and any other Person;

                                    (C)     have a Board of Directors separate
                                            from that of the Member and any
                                            other Person;

                                    (D)     file its own tax returns, if any, as
                                            may be required under applicable
                                            law, to the extent (1) not part of a
                                            consolidated group filing a
                                            consolidated return or returns or
                                            (2) not treated as a division for
                                            tax purposes of another taxpayer,
                                            and pay any taxes so required to be
                                            paid under applicable law;

                                    (E)     except as contemplated by the Basic
                                            Documents, not commingle its assets
                                            with assets of any other Person;

                                    (F)     conduct its business in its own name
                                            and strictly comply with all
                                            organizational formalities to
                                            maintain its separate existence;

                                    (G)     maintain separate financial
                                            statements and prepare and maintain
                                            its financial records in accordance
                                            with generally accepted accounting
                                            principles;

                                    (H)     pay its own liabilities only out of
                                            its own funds;

                                    (I)     maintain an arm's length
                                            relationship with its Affiliates and
                                            the Member;

                                    (J)     pay the salaries of its own
                                            employees, if any;

                                    (K)     not hold out its credit or assets as
                                            being available to satisfy the
                                            obligations of others;

                                    (L)     allocate fairly and reasonably any
                                            overhead for shared office space;

                                    (M)     use separate stationery, invoices
                                            and checks;

                                    (N)     except as contemplated by the Basic
                                            Documents, not pledge its assets for
                                            the benefit of any other Person;

                                    (O)     correct any known misunderstanding
                                            regarding its separate identity;

                                    (P)     maintain adequate capital in light
                                            of its contemplated business
                                            purpose, transactions and
                                            liabilities;

                                    (Q)     cause its Board of Directors to meet
                                            at least annually or act pursuant to
                                            written consent and keep minutes of
                                            such meetings and actions and
                                            observe all other Virginia limited
                                            liability company formalities;

                                    (R)     not acquire any securities of the
                                            Member; and

                                    (S)     cause the Directors, Officers,
                                            agents and other representatives of
                                            the Company to act at all times with
                                            respect to the Company consistently
                                            and in furtherance of the foregoing
                                            and in the best interests of the
                                            Company. Failure of the Company, or
                                            the Member or Board on behalf of the
                                            Company, to comply with any of the
                                            foregoing covenants or any other
                                            covenants contained in this
                                            Agreement shall not affect the
                                            status of the Company as a separate
                                            legal entity or the limited
                                            liability of the Member or the
                                            Directors.

                           (v) So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

                                    (A)     except as contemplated by the Basic
                                            Documents, guarantee any obligation
                                            of any Person, including any
                                            Affiliate;

                                    (B)     engage, directly or indirectly, in
                                            any business other than the actions
                                            required or permitted to be
                                            performed
                                            under Section 7, the Basic Documents
                                                  ---------
                                            or this Section 9(j);
                                                    ------------

                                    (C)     incur, create or assume any
                                            indebtedness other than as expressly
                                            permitted under the Basic Documents;

                                    (D)     make or permit to remain outstanding
                                            any loan or advance to, or own or
                                            acquire any stock or securities of,
                                            any Person, except that the Company
                                            may invest in those investments
                                            permitted under the Basic Documents
                                            and may make any advance required or
                                            expressly permitted to be made
                                            pursuant to any provisions of the
                                            Basic Documents and permit the same
                                            to remain outstanding in accordance
                                            with such provisions;

                                    (E)     to the fullest extent permitted by
                                            law, engage in any dissolution,
                                            liquidation, consolidation, merger,
                                            asset sale or transfer of ownership
                                            interests other than such activities
                                            as are expressly permitted pursuant
                                            to any provision of the Basic
                                            Documents; or

                                    (F)     form, acquire or hold any subsidiary
                                            (whether corporate, partnership,
                                            limited liability company or other).

Section 10.       Independent Director.
                  --------------------

         As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by law, the Independent Director shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). No resignation or removal of an Independent Director, and
   -----------------
no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position
                         ------------
of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising his or her
                                           ----------
rights and performing their duties under this Agreement, any Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the Virginia Stock

Corporation Act. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.


Section 11.       Officers.
                  --------

                  (a) Officers. The initial Officers of the Company shall be
                      --------
designated by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

                  (b) President. The President shall be the chief executive
                      ---------
officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all Trust Obligations, bonds, notes, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing
                                            ------------
and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in
Section 11(c).
-------------

                  (c) Vice President. In the absence of the President or in the
                      --------------
event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                  (d) Secretary and Assistant Secretary. The Secretary shall be
                      ---------------------------------
responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The

Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                  (e) Treasurer and Assistant Treasurer. The Treasurer shall
                      ---------------------------------
have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                  (f) Officers as Agents. The Officers, to the extent of their
                      ------------------
powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 9(j), the actions of
                                                  ------------
the Officers taken in accordance with such powers shall bind the Company.

                  (g) Duties of the Board and Officers. Except to the extent
                      --------------------------------
otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the Virginia Stock Corporation Act. Each Director and Officer shall discharge his or her duties in accordance with such Person's good faith business judgment of the best interests of the Company.

Section 12.       Limited Liability.
                  -----------------

         Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Director or Officer of the Company.

Section 13.       Capital Contributions.
                  ---------------------

         The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto. In accordance with Section 5(c), the
             ----------                                     ------------
Special Members shall not be required to make any capital contributions to the Company.

Section 14.       Additional Contributions.
                  ------------------------

         The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement accordingly. The provisions of
                    ----------
this Agreement, including this Section 14, are intended to benefit the Member
                               ----------
and any Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and any Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15.       Allocation of Profits and Losses.
                  --------------------------------

         The Company's profits and losses shall be allocated to the Member.

Section 16.       Distributions.
                  -------------

         Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 13.1-1035 of the Act or any other applicable law or any Basic Document.

Section 17.       Books and Records.
                  -----------------

         The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company's books of account shall be kept using the method of accounting determined by the Board. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Board.

Section 18.       Reports.
                  -------

                  (a) Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

                           (i) unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

                           (ii) unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

                  (b) The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

                           (i)      a balance sheet of the Company;

                           (ii) an income statement of the Company for such fiscal year; and

                           (iii)    a statement of the Member's capital account.

                  (c) The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19.       Other Business.
                  --------------

         The Member, any Special Member and any Affiliate of the Member or any Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20.       Exculpation and Indemnification.
                  -------------------------------

                  (a)      For purposes of this Section 20, the following
                                                ----------
definitions shall apply:

                           "expenses" includes counsel fees, expert witness fees
                            --------
         and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification.

                           "liability" means the obligation to pay a judgment,
                            ---------
         settlement, penalty, fine or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan.

                           "legal entity" means a corporation, limited liability
                            ------------
         company, partnership, joint venture, trust, employee benefit plan or other enterprise.

                           "proceeding" means any threatened, pending or
                            ----------
         completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

                  (b) In every instance in which the Act, as it exists on the date hereof or may hereafter be amended or supplemented, permits the limitation or elimination of liability of Covered Persons (as hereinafter defined) of a limited liability company to the limited liability company or its members, the Directors and Officers of the Company shall not be liable to the Company or the Member or any Special Member.

                  (c) To the full extent permitted and in the manner prescribed by the Act and any other applicable law, but only to the extent funds are available, the Company shall indemnify any Member, Special Member, Officer, Director, employee or agent of the Company and any employee, representative, agent or Affiliate of the Member or Special Members (collectively, the "Covered
                                                                        -------
Persons") who is, was or is threatened to be made a party to any proceeding
-------
(including a proceeding by or in the right of the Company or by or on behalf of the Member) by reason of the fact that he, she or it is or was a Special Member, Director or Officer of the Company, is or was acting on behalf of the Company in good faith or is or was serving, at the request of the Company, as a director, manager, officer, employee or agent of any other legal entity, or is a fiduciary of any employee benefit plan established at the direction of the Company, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director, manager or officer of a legal entity controlled by the Company shall be deemed service at the request of the Company. The determination that indemnification under this paragraph (c) is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a Director, as provided by law, and, in the case of an Officer, as provided in paragraph (d) of this Section 20; provided, however, that if a
                                  ----------  --------  -------
majority of Directors of the Company has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Directors of the Company and such person. The Company shall make advances and reimbursements for expenses incurred by any Covered Person of the Company in a proceeding upon receipt of an undertaking from such Covered Person to repay the same if it is ultimately determined that such Covered Person is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of such Covered Person and shall be accepted without reference to such Covered Person's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a Covered Person acted in such a manner as to make such Covered Person ineligible for indemnification. Indemnification pursuant to this Section 20(c) shall not be
                                                  -------------
payable from the Trust Assets.

                  (d) The Directors of the Company are hereby empowered to cause the Company to indemnify or contract in advance to indemnify any person not specified in paragraph (c) of this Section 20 who is, was or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another legal entity, to the same extent as if such person were specified as one to whom indemnification and advancement of expenses shall be granted pursuant to paragraph (c) of this Section 20. The determination that indemnification under
                      ----------
this Section 20 is permissible, the authorization of such indemnification and
     ----------
the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Directors of the Company, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under paragraph (c) of this Section 20 shall be limited by the provisions of
                            ----------
this paragraph (d).

                  (e) The Company may purchase and maintain insurance to indemnify it against all or any portion of the liability assumed by the Company in accordance with this Section 20 and may also purchase and maintain insurance,
                        ----------
in such amounts as the Directors of the Company may determine, on behalf of any person who is or was a Covered Person, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another legal entity, against any liability asserted against or incurred by any such person in any such capacity or arising from his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Section 20; provided, however, that no person shall
                             ----------  --------  -------
be entitled to indemnification by the Company to the extent such person is indemnified by an insurer or any other legal entity.

                  (f) The rights of each person entitled to indemnification hereunder shall inure to the benefit of such person's successors, assigns, heirs, executors and administrators. Special legal counsel selected to make determinations under this Section 20 may be counsel for the Company.
                          ----------
Indemnification pursuant to this Section 20 shall not be exclusive of any other
                                 ----------
right of indemnification to which any person may
be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Company, and indemnification under policies of insurance purchased and maintained by the Company or others; provided, however, that no person shall be entitled to indemnification by the
--------  -------
Company to the extent such person is indemnified by an insurer or any other legal entity. No amendment, modification or repeal of this Section 20 shall
                                                           ----------
diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal. The provisions of this Section 20 shall not be deemed to preclude the Company
                       ----------
from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Section 20 or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Section 20, and, to this end, the provisions of this
                     ----------
Section 20 are severable. Reference herein to managers, officers, employees or
----------
agents shall include former managers, officers, employees and agents.

                  (g) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements, including financial statements and other financial data, presented to the Company by any Person as to matters the Covered Person reasonably believes are reliable and within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

                  (h) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person that is a party to or is otherwise bound by this Agreement, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any such approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

                  (i) Notwithstanding any prior termination of this Agreement, each Covered Person shall not, in its capacity as a creditor of the Company, prior to the date which is one year and one day after the termination of this Agreement, file or consent to the filing of any bankruptcy, insolvency or reorganization petition naming the Company as debtor or otherwise institute bankruptcy or insolvency proceedings by or against the Company or otherwise seek with respect to the Company relief under any laws relating to the relief from debts or the protection of debtors generally.

                  (j)      The foregoing provisions of this Section 20 shall
                                                            ----------
survive any termination of this Agreement.

Section 21.       Assignments.
                  -----------

         Subject to Section 23 and the satisfaction of the Rating Agency Condition, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the
                                                           ----------
transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22.       Resignation.
                  -----------

         So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this Section 22,
                                                                    ----------
an additional member of the Company shall be admitted to the Company, subject to
Section 23, upon its execution of an instrument signifying its agreement to be
----------
bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23.       Admission of Additional Members.
                  -------------------------------

         One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that,
                                                --------  -------
notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

Section 24.       Dissolution.
                  -----------

                  (a) Subject to Section 9(j), the Company shall be dissolved,
                                 ------------
and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act, (ii) the unanimous consent of the Member(s), (iii) the entry of a decree of judicial dissolution under Section 13.1-1047 of the Act or (iv) the automatic cancellation of its certificate of organization pursuant to Section 13.1-1064 of the Act. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.

                  (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                  (c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

                  (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 13.1-1049 of the Act.

                  (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Articles of Organization shall have been canceled in the manner required by the Act.

Section 25.       Waiver of Partition; Nature of Interest.
                  ---------------------------------------

         Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and any Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The
                                                      ----------
interest of the Member in the Company is personal property.

Section 26.       Benefits of Agreement; No Third-Party Rights.
                  --------------------------------------------

         None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29).
                                                       ----------

Section 27.       Severability of Provisions.
                  --------------------------

         Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.       Entire Agreement.
                  ----------------

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.       Binding Agreement.
                  -----------------

         Notwithstanding any other provisions of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10,
                                                           --------------------
20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding
--------------------------     --
agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms. In addition, the Independent Director shall be an intended beneficiary of this Agreement.


Section 30.       Governing Law.
                  -------------

         This Agreement shall be governed and construed under the laws of the Commonwealth of Virginia (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31.       Amendments.
                  ----------

         Subject to Section 9(j) and the satisfaction of the Rating Agency
                    ------------
Condition, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

Section 32.       Counterparts.
                  ------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33.       Notices.
                  -------

         Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 2, (b) in the case of the Member, to the Member at its address as listed
---------
on Schedule B attached hereto and (c) in the case of either of the foregoing, at
   ----------
such other address as may be designated by written notice to the other party.

Section 34.       Effectiveness.
                  -------------

         This Agreement shall be effective as of the time of the filing of the Articles of Organization with the Clerk of the SCC on November 13, 2001.

         IN WITNESS WHEREOF, the undersigned intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the 31st day of July, 2002.

                               MEMBER:

                               CAPITAL ONE BANK

                               By: /s/ Stephen Linehan
                                   -------------------------------
                                   Name: Stephen Linehan
                                   Title: Vice President, Corporate Treasury
                                            and Assistant Treasurer

                               INDEPENDENT DIRECTOR:

                               /s/ Evelyn Echevarria
                               -----------------------------------
                               Name:  Evelyn Echevarria

                                   SCHEDULE A

                                   Definitions
                                   -----------

A.       Definitions.
         -----------

         When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

                  "Act" has the meaning set forth in the preamble to this
                   ---
Agreement.

                  "Affiliate" means, with respect to any Person, any other
                   ---------
Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

                  "Agreement" means this Amended and Restated Limited Liability
                   ---------
Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

                  "Articles of Organization" means the Articles of Organization
                   ------------------------
filed with the Clerk of the SCC on November 13, 2001, as amended or amended and restated from time to time.

                  "Bank" means Capital One Bank, a Virginia banking corporation,
                   ----
together with any successor in interest by merger, conversion or otherwise.

                  "Bankruptcy" means, with respect to any Person, if such Person
                   ----------
(i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 13.1-1002 and 13.1-1040.1 of the Act.

                  "Basic Documents" means this Agreement, the Management
                   ---------------
Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the Credit Agreement, the Series Supplements, the Trust Agreements, the Transfer Agreements, the Trust Obligations and all documents and certificates contemplated thereby or delivered in connection therewith, and all amendments thereto.

                  "Board" or "Board of Directors" means the Board of Directors
                   -----      ------------------
of the Company.

                  "Company" means Capital One Funding, LLC, a Virginia limited
                   -------
liability company.

                  "Control" means the possession, directly or indirectly, of the
                   -------
power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

                  "Covered Persons" has the meaning set forth in Section 20(b).
                   ---------------

                  "Directors" means the Persons elected to the Board of
                   ---------
Directors from time to time by the Member, including the Independent Director, in their capacity as managers of the Company. A Director is hereby designated as a "manager" of the Company within the meaning of Section 13.1-1024 of the Act.

                  "Independent Director" means a natural person who, for the
                   --------------------
five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an independent director of the Company or any of its Affiliates that is a special purpose bankruptcy remote entity); (ii) a customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

                  "Management Agreement" means the agreement of the Directors in
                   --------------------
the form attached hereto as Schedule C. The Management Agreement shall be deemed
                            ----------
incorporated into, and part of, this Agreement.

                  "Material Action" means to change the business purposes of the
                   ---------------
Company, to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

                  "Member" means Capital One Bank, as the initial member of the
                   ------
Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company, provided, however, the term "Member" shall not include any Special Member.

                  "Obligations" shall mean the indebtedness, liabilities and
                   -----------
obligations of the Company under or in connection with the Agreement, the other Basic Documents or any related document in effect as of any date of determination.

                  "Officer" means an officer of the Company described in Section
                   -------                                               -------
11.
--

                  "Officer's Certificate" means a certificate signed by an
                   ---------------------
Officer of the Company who is authorized to act for the Company in matters relating to the Company.

                  "Owner" has the meaning assigned thereto in each of the Trust
                   -----
Agreements.

                  "Person" means any individual, corporation, partnership, joint
                   ------
venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

                  "Rating Agency" has the meaning assigned to that term in the
                  --------------
Pooling and Servicing Agreement.

                  "Rating Agency Condition" means, with respect to any action,
                   -----------------------
that each Rating Agency shall have notified the Company in writing that such action will not result in a reduction or withdrawal of the rating of any Series or Class (each as defined in the Pooling and Servicing Agreement) with respect to which it is a Rating Agency.

                  "SCC" means the Virginia State Corporation Commission.
                   ---

                  "Seller" has the meaning assigned thereto in the Pooling and
                   ------
Servicing Agreement.

                  "Series Supplement" means any supplement to the Pooling and
                   -----------------
Servicing Agreement executed and delivered in connection with the original issuance of Investor

Certificates (as defined in the Pooling and Servicing Agreement) of a series and all amendments thereof and supplements thereto.

                  "Special Member" means upon such person's admission to the
                   --------------
Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Director, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

                  "Transferor" has the meaning assigned thereto in each of the
                   ----------
Transfer Agreements.

                  "Trust Assets" has the meaning assigned thereto in the Pooling
                   ------------
and Servicing Agreement.

                  "Trust Obligation" means any Investor Certificate (as defined
                   ----------------
in the Pooling and Servicing Agreement) or other interest in the Trust issued under the Pooling and Servicing Agreement and any supplement thereto.

B.       Rules of Construction.
         ---------------------

         Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Member
                                     ------

                                                                   Agreed Value             Membership
            Name                     Mailing Address        of Capital Contribution         Interest
            ----                     ---------------        -----------------------         --------
Capital One Bank         2980 Fairview Park Drive                    $5,000                   100%
                         Suite 1300
                         Falls Church, Virginia 22042


                                   SCHEDULE C

                              Management Agreement
                              --------------------

                                  July 31, 2002

Capital One Funding, LLC
140 East Shore Drive
Room 1048
Glen Allen, Virginia 23059

                              Management Agreement
                              --------------------
Ladies and Gentlemen:

         For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of Capital One Funding, LLC, a Virginia limited liability company (the "Company"), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 31, 2002, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agrees as follows:

         1. Each of the undersigned accepts such Person's rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person's successor as a Director is designated or until such Person's resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Virginia Limited Liability Company Act.

         2. So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

         3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF

VIRGINIA, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

         This Management Agreement may be executed in any number of counterparts, each of which shall be deemed and original of this Management Agreement and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

                                             /s/ Thomas A. Feil
                                             -----------------------------------

                                            Name:     Thomas A. Feil
                                            Title:    Director


                                            /s/ Bonnie A. Seideman
                                            ------------------------------------
                                            Name:     Bonnie A. Seideman
                                            Title:    Director


                                            /s/ Evelyn Echevarria
                                            ------------------------------------
                                            Name:     Evelyn Echevarria
                                            Title:    Director

                                   SCHEDULE D

                                    Directors
                                    ---------
Thomas A. Feil
Bonnie A. Seideman

Evelyn Echevarria (Independent Director)








                                       1